UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 19, 2018

MOODY’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14037	13-3998945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 World Trade Center at 250

Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices, including Zip Code)

(212) 553-0300

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01.	REGULATION FD DISCLOSURE.	3

SIGNATURES		4

Item 7.01.	Regulation FD Disclosure.

On April 19, 2018, Moody’s Corporation (“Moody’s”) closed its offer to exchange (the “Exchange Offer”) up to $500,000,000 aggregate principal amount of its outstanding 2.625% Senior Notes due 2023 and $500,000,000 aggregate principal amount of its outstanding 3.250% Senior Notes due 2028 for a like principal amount of its new 2.625% Senior Notes due 2023 and 3.250% Senior Notes due 2028 registered under the Securities Act of 1933, as amended.

According to information provided by the exchange agent, Wells Fargo Bank, National Association, $480,950,000 aggregate principal amount, or 96.190% of the privately placed 2.625% Senior Notes due 2023 and $498,660,000 aggregate principal amount, or 99.732% of the privately placed 3.250% Senior Notes due 2028 were tendered for exchange in the Exchange Offer.

The Exchange Offer expired at 5:00 p.m., Eastern Time, on April 13, 2018 and settled on April 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: April 19, 2018